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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors of
Ciber, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

KPMG LLP
Denver, Colorado
January 27, 2003

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  Exhibit 23.1